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                                                                    EXHIBIT 10.5


THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                             COWLITZ BANCORPORATION
                      8-1/2% SUBORDINATED PROMISSORY NOTE

                             DUE FEBRUARY 15, 2000

$_________________________        Longview, Washington

         COWLITZ BANCORPORATION, a Washington corporation, having its principal office at 927 Commerce Avenue, Longview, Washington 98632 (the "Company"), for value received, promises to pay to the order of ________________________________________________________________ or his, her,
or their assigns (the "Holder"), on or before February 15, 2000, unless redeemed earlier or accelerated after an Event of Default (as defined in Section 4 hereof), in accordance with the provisions hereof, at such place as the Holder may from time to time designate, the principal sum of ________________ THOUSAND DOLLARS ($_______________), in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay from and after the date hereof interest on the unpaid balance of the principal amount, in such coin or currency, at the rate of eight and one-half percent (8-1/2%) per annum.

         THIS NOTE DOES NOT CONSTITUTE OR REPRESENT A DEPOSIT OR A SAVINGS ACCOUNT WITH THE COMPANY OR ITS BANK SUBSIDIARY "THE COWLITZ BANK," AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL OR STATE AGENCY. THIS NOTE IS UNSECURED.

         The following is a statement of the rights of the Holder and the conditions to which this Note is subject, to which the Holder hereof, by the acceptance of this Note, agrees:

         1. Payments of Interest and Principal. Interest shall accrue on the outstanding principal balance of this Note, which shall be the above-stated principal sum less the amount of any prepayments of principal made hereon by the Company in accordance with the terms of this Note. Interest shall be computed on the outstanding principal balance at the rate per annum stated above, and on the basis of a 365- or 366-day year as the case may be for the number of actual days elapsed. Interest shall not be compounded. Interest accrued on this Note shall be paid semiannually in arrears, and shall be due and payable on the last day of June and December of each year starting June 30, 1993 ("Interest Payment Date"). Interest will accrue from the most recent Interest Payment Date or, if no interest has been paid, from the date of issue. The outstanding principal balance of this Note shall be due and payable in full on February 15, 2000.


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Interest due after the occurrence of an Event of Default (as set forth in
Section 4 hereof) shall be payable on demand.

         2. Subordination. THE INDEBTEDNESS EVIDENCED BY THIS NOTE SHALL BE SENIOR TO THE LIQUIDATION AND OTHER SIMILAR RIGHTS OF EXISTING AND FUTURE COMMON AND PREFERRED SHAREHOLDERS OF THE COMPANY, BUT IS HEREBY EXPRESSLY SUBORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL THE COMPANY'S SENIOR INDEBTEDNESS AS HEREINAFTER DEFINED.

         "Senior Indebtedness" shall mean all indebtedness owed to general creditors of the Company, whether secured or unsecured now owing or hereafter incurred, including but not limited to the principal and unpaid interest, on
(i) indebtedness of the Company or with respect to which the Company is a guarantor, whether outstanding on the date hereof or hereafter created, to banks, insurance companies or other financial or lending institutions, regularly engaged in the business of lending money, whether or not secured and
(ii) any deferrals, renewals or extensions of any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness.

         Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshalling of the assets and liabilities of the Company or in the event any Senior Indebtedness shall be declared due and payable upon the occurrence of an Event of Default (as defined in Section 4 hereof), (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

         In the instance of an event of default relating to payments of principal or interest in any amount exceeding $10,000 which has been declared in writing with respect to any senior Indebtedness then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made in respect of the principal of or interest on this Note.

         Nothing contained in this Section 2 shall impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder hereof the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder, upon default under this Note, from exercising all rights powers and remedies otherwise, provided herein or by applicable law, all subject to the rights, if any, of the holders of Senior Indebtedness.





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         The Company in its sole discretion may issue additional subordinated promissory notes in the future without restriction.

         3. PREPAYMENT. THE COMPANY MAY, UPON RECEIPT OF ANY REQUIRED PRIOR WRITTEN APPROVAL FROM THE FEDERAL RESERVE BOARD, AT ANY TIME AFTER DECEMBER 15, 1997, AND FROM TIME TO TIME THEREAFTER, PREPAY THIS NOTE, IN WHOLE OR IN PART, IN ACCORDANCE WITH THE TERMS OF THIS SECTION 3. THE COMPANY MAY, IN ITS SOLE DISCRETION, ELECT TO PREPAY THIS NOTE IN WHOLE OR IN PART, WITHOUT BEING OBLIGATED TO PREPAY OTHER NOTES ISSUED AS PART OF THIS OFFERING. LIKEWISE, SHOULD COMPANY ELECT TO PREPAY OTHER NOTES ISSUED AS PART OF THE OFFERING, COMPANY SHALL NOT BE OBLIGATED TO PREPAY THIS NOTE ON THE SAME TERMS OFFERED THE HOLDERS OF OTHER NOTES WHICH ARE BEING PREPAID OR TO PREPAY ANY AMOUNT TO THE HOLDER OF THIS NOTE. EXCEPT IN THE EVENT OF DEFAULT AS DEFINED IN SECTION 4, HOLDER SHALL HAVE NO RIGHT TO CALL FOR PAYMENT PRIOR TO MATURITY.

                 3.1      Election to Prepay.

                 (a) Partial Prepayment. All amounts prepaid by the Company on this Note shall be in increments of $1,000.

                 (b) Prepayment Notice. In the event that the Company elects to prepay this Note, whether in whole or in part, upon receipt from the Federal Reserve Board of any required written approval of such prepayment, the Company shall, not less than 30 nor more than 60 days prior to the date fixed for prepayment (the "Prepayment Date"), provide a notice of prepayment to the Holder (the "Prepayment Notice"). The Prepayment Notice shall state:

         (1)     the Prepayment Date;

         (2)     the aggregate principal amount to be prepaid on this Note;

         (3) that on the Prepayment Date, the principal amount of the Note being prepaid, together with accrued interest thereon, shall be due to the Holder and payable by the Company, and that the interest on such principal amount prepaid shall cease to accrue on and after such date; and

         (4) the place or places where the Note may be surrendered for payment.

                 3.2 Notes Payable on Prepayment Date. The Prepayment Notice having been given as aforesaid, the amount of the Note so to be prepaid shall, on the Prepayment Date, become due and payable together with all accrued interest thereon, and on such date (unless the Company shall default on its prepayment obligations) the portion of the Note being prepaid shall cease to bear interest. If any portion of the Note called for prepayment shall not be so paid upon surrender thereof for such prepayment, the principal shall, until paid, bear interest from the Prepayment date in accordance with the terms of
Section 1 hereof.





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                 3.3      Note Prepaid in Part.  If the Note is to be prepaid
only in part, it shall be surrendered by the Holder in the manner specified in the Prepayment Notice and the Company shall execute and deliver to the Holder a new Note with a principal amount equal to the portion of the Note which is not prepaid by the Company.

         4. Events of Default. If any of the following events shall occur (herein individually referred to as an "Event of Default"), the Holder may declare the entire unpaid principal and accrued interest on the Note immediately due and payable, by a notice in writing to the Company:

                 4.1 Default for at least 30 days in the payment of interest on the Note; default in payment of the principal on the Note when due and payable at maturity, acceleration or otherwise and such default continues for at least 30 days; or

                 4.2 The institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official, of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company in furtherance of any such action; or

                 4.3 If, within 60 days after the commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

         Holder shall have no other right to call for payment prior to maturity.

         A default under the provisions of this Note shall not constitute a default under the provisions of other Notes which were issued as part of this offering. Likewise, a default under the provisions of other Notes which were issued as part of this offering shall not constitute a default under the provisions of this Note.

         5. Transfer and Registration. This is a registered Note. In order to properly transfer this Note on the books of the Company, the Holder must surrender this Note together with (a) an opinion of counsel to the Purchaser, in form and substance reasonably acceptable, to the Company, to the effect that the proposed transfer of the Note is not in violation of the Securities Act of 1933; and (b) a notice to the Company, which shall be notarized and which shall state the name and address of the person or entity to whom the Note is being assigned.





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The Company shall then execute and deliver to the assignee, a new Note in accordance with the instructions in such notice. The Holder may only assign the Note in its entirety and may not assign a portion thereof. The Company may deem and treat the person or entity in whose name this Note shall be registered as the absolute owner of such Note for the purpose of receiving payments of principal and interest and for all other purposes and the Company shall not be affected by any notice not in the form specified in this Section 5.

         6. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

         7. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, by registered first-class mail, postage prepaid, by telex, by telecopier or by overnight courier, addressed to the Company or the Holder, as the case may be, at such party's address set forth below, or at such other address as to which such party shall have notified the other party as provided herein. All such notices and other communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being sent by registered mail, return receipt requested, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to a courier guaranteeing overnight delivery. Notice shall be sent to the following addresses:

         To The Company:               Charles W. Jarrett, President
                                       Cowlitz Bancorporation
                                       P.O. Box 1518
                                       927 Commerce Avenue
                                       Longview, Washington 98632
                                       Telex:  1-206-423-1821

         To The Holder:                ______________________________
                                       ______________________________
                                        ______________________________


         8. Governing Law. This Note shall be governed by and construed in accordance with Washington law, without regard to principles of conflict of laws.

         9. Attorney's Fees. If this Note is not paid in accordance with its terms and is placed in the hands of an attorney for collection, or if suit be instituted hereon, the Company shall pay to the Holder, in addition to principal and unpaid accrued interest, all costs of collection of the principal and such unpaid accrued interest, including, without limitation, reasonable attorney's fees for the enforcement of payment of this Note.

         10. Waivers. The Company hereby expressly waives presentment, protest, and demand, notice of protest, demand, dishonor and nonpayment of this Note, and all other notices of any kind.





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         11.     Use as Collateral.  This Note may not be used its collateral for any loan made to Holder by either the Company or by The Cowlitz Bank.

         12.     Security for Note.  This Note is unsecured.

         IT WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf by the undersigned, thereunto duly authorized, as of the date and year first above written.

                                       COWLITZ BANCORPORATION,
                                       a Washington corporation


                                       By:_______________________________
                                          Charles W. Jarrett, President





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